UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Retail Value Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Retail Value Inc.

3300 Enterprise Parkway

Beachwood, Ohio 44122

IMPORTANT NOTICE FROM RETAIL VALUE INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location (this “Notice”) supplements and relates to the original Notice and Proxy Statement (the “Proxy Statement”) of Retail Value Inc. (the “Company”), dated April 1, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020. The purpose of this Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via webcast, at www.meetingcenter.io/245935311.

This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 16, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2020

To the Shareholders of Retail Value Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our shareholders and directors, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Retail Value Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020 at 9:00 a.m. Eastern Time. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically in person.

We expect this modification in meeting format to be effective for this year only and will consider all options, including an in-person annual meeting, in future years after public health conditions have improved.

Attending the Annual Meeting as a Shareholder of Record

If you were a holder of record of common shares of the Company at the close of business on March 20, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you will be able to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. You can access the meeting by visiting www.meetingcenter.io/245935311 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, RVI2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial holder of common shares of the Company at the close of business on the Record Date (i.e. you held your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Friday, May 8, 2020. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/245935311 and enter your control number and the meeting password, RVI2020.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/245935311 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Voting Shares

If you have a control number as discussed above, you will be able to vote your shares electronically prior to and during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. We encourage you to access the meeting in advance of the designated start time. Online access will begin at 9:00 a.m., Eastern Time, on May 12, 2020.

If you have already submitted your proxy, there is no need to submit another proxy or vote at the Annual Meeting unless you wish to change or revoke your vote.

Whether or not you plan to participate in the live webcast of the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Asking Questions; Rules of Conduct

If you are a shareholder of record or registered beneficial owner, questions can be submitted beginning at 9:00 a.m., Eastern Time, on May 12, 2020 and during the Annual Meeting by accessing the meeting center at www.meetingcenter.io/245935311, entering your control number and meeting password, RVI2020, and clicking on the message icon in the upper right-hand corner of the page. Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints and in accordance with our rules of conduct for the Annual Meeting. Questions regarding matters that are not pertinent to the Annual Meeting will not be answered.

Technical Support

If you encounter technical difficulties accessing the virtual meeting platform or during the Annual Meeting, please visit https://support.vevent.com/ for assistance.

By Order of the Board of Directors,

Aaron M. Kitlowski

Secretary

April 16, 2020